Exhibit 10.2
EXHIBIT B
Form of Commencement Agreement
COMMENCEMENT AGREEMENT
        THIS COMMENCEMENT AGREEMENT ( this “Agreement”), made and entered into as of this 10Th day of April, 2020, is by and between NOLENSVILLE REAL ESTATE PARTNERS, LLC, a Tennessee limited liability company, (“Landlord”), and FRANKLIN SYNERGY BANK, a Tennessee banking corporation (“Tenant”).
A.Tenant and Landlord entered into that certain Triple Net Office Lease Agreement dated May 6, 2019 (the “Lease”), for certain improved real property municipally known as 7216 Nolensville Road located in Nolensville, Williamson County, Tennessee consisting of approximately 3,892 rentable square feet, being more particularly described in the Lease; and

B.The Parties desire to precisely establish the Commencement Date as set forth below.

NOW, THEREFORE, the consideration of the mutual and reciprocal promises herein contained, and pursuant to Section 2 of the Lease, Tenant and Landlord hereby agree that the Lease is hereby modified as follows:

1. The term of the Lease by and between the Landlord and Tenant actually commenced on May 8, 2020 ( the “Commencement Date”)

2.Except as modified and amended by this Agreement, the Lease shall remain in full force and effect.

IN WITNESS WHERE OF, Landlord and Tenant have caused this Agreement to be duly executed, as of the day and year first above written.

LANDLORD:	TENANT:
NOLENSVILLE REAL ESTATE	FRANKLIN SYNERGY BANK
PARTNERS

By: /s/ Jason E. Herrington	By: /s/ J. Myers Jones, III
Title: Vice President	Title: CEO